SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 27, 2005
WASTECH, INC.
           (Exact name of registrant as specified in its charter)

  Oklahoma                          0-18824
(State or other                 (Commission File      (I.R.S. Employer
jurisdiction of                    Number)         (Identification Number)
incorporation)

                           3 Broad Street, Suite 3-A
                         Charleston, South Carolina 29401
               (Address of principal executive offices) (Zip Code)
                                (843) 805-6620
               (Registrant's telephone number, including area code) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 4 -  Matters Related Accountants and Financial Statements.
Item 4.01  Changes in Registrant's Certifying Accountant.
     On May 27, 2005, Wastech, Inc. (the "Registrant") was notified by Packer Thomas, PC ("Packer Thomas") that it had resigned as independent accountants of the Registrant. Packer Thomas' report for the year ended December 31, 2002 does not contain an adverse opinion or disclaimer of opinion, and was not modified as to audit scope, or accounting principles. However Packer Thomas' report was modified because of the substantial doubt about the company's ability to continue as a going concern. During the periods from March 5, 2002 through May 27, 2005, there were no disagreements with Packer Thomas and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Packer Thomas did not advise the Registrant of any of the matters described in Item 304(a)(1)(iv)(B), except that in connection with its report for the year ended December 31, 2002, Packer Thomas advised the Registrant that it lacked adequate internal controls at its Stony's Trucking Co. operations, which matter was disclosed in the Registrant's annual report on Form 10-KSB for the year ended December 31, 2002. The Registrant has authorized Packer Thomas to respond fully to the inquiries of the successor accountant concerning its resignation.
Section 9  - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

Regulation
S-B Number                      Exhibit

   16.1     Resignation letter from Packer Thomas, P.C. dated May 27, 2005

   16.2     Letter from Packer Thomas, P.C. dated July 12, 2005

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WASTECH INC.

Date: July 12, 2005                     /s/ Richard D. Tuorto
                                        By: Richard D. Tuorto
                                        Its: Chief Executive Officer